FOURTH QUARTERExhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
Sterling Plaza 2, 3rd Floor 3545 Factoria Blvd. SE Bellevue, Washington 98006

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2024 EPS OF $1.68

BELLEVUE, WASHINGTON - February 18, 2025, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced fourth quarter 2024 financial results including the following comparisons to the same quarter of 2023:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 54% to $1.68
•
Net Earnings Attributable to Shareholders increased 49% to $236 million
•
Operating Income increased 51% to $301 million
•
Revenues increased 30% to $3.0 billion
•
Airfreight tonnage increased 11% and ocean container volume increased 14%

“As in Q3 2024, our fourth quarter results demonstrate our ability to adapt to highly volatile conditions and win new business,” said Jeffrey S. Musser, President and Chief Executive Officer. “Strong demand from Asia, along with heavy de minimis-driven e-commerce business and increased demand for technology products, limited access to air capacity. At the same time, we believe ocean capacity was partially hampered by front-loading, as shippers scrambled to limit disruptions from potential port labor actions, and by longer transits as carriers continued to avoid the Red Sea. Turbulent conditions such as these are when Expeditors tends to perform at its best, as we double-down to find solutions for our customers to avoid the worst of the chaos and keep their freight moving.

“All of our primary businesses performed very well again in the fourth quarter and we moved more air tonnage than we have since Q4 2021. Strong demand out of Asia drove rate increases and segment growth in both the quarter and during the second half of 2024. Disruption-driven ocean demand led to significantly increased rates and strained capacity, leading to increased year-over-year growth. Strong demand generally for ocean transportation combined with longer transit times and capacity issues caused by the disruptions in the Red Sea resulted in significant increases in overall average buy and sell rates and growth in volumes. Growth in air and ocean shipments helped drive an increase in fees for customs declarations and services. We also grew our road freight and warehousing and distribution businesses during the quarter.

“We continue to have limited visibility going forward. It is extremely difficult to predict the impact to global air supply and demand that may result from actions such as the anticipated U.S. elimination of certain de minimis exemptions. So, too, whether recessed Red Sea hostilities will lead to resumed ocean transit via that route remains to be seen. Geopolitical words and action are driving disruption at a faster pace than we can ever recall, and national policies regarding tariffs and other similar measures are highly unclear in many countries around the globe. However, whether accessing scarce capacity or navigating increasingly complex customs requirements, we believe we are at our finest during chaotic times like these. We remain flexible and steadfastly focused on serving our customers to keep their freight moving across borders during such unpredictable times.”

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Given the growth in air and ocean shipments, increased customs declarations and other business activity, we carefully added headcount in certain important areas during the quarter, while continuing to increase profitability, growing operating income by 51% from a year ago. Our measure of operating efficiency (operating income as a percentage of revenue less directly related cost of transportation and other expenses) was above our 30% target again for the quarter and for the year. We continue to make significant investments in cybersecurity and other technology to maintain, protect, and upgrade current systems, while also investing to deploy new and enhanced solutions.”

Mr. Powell noted that the Company returned $1.1 billion to shareholders through stock repurchases and dividends in 2024, the third consecutive year that the Company has returned more than $1 billion of capital to shareholders.

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 172 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding inflation; continued growth in air and ocean carrier capacity and the impact on rates; unpredictability in the ocean and air markets, including uncertainty due to conflicts in the Middle East and Red Sea; national policy changes on tariffs and other similar measures; port actions and other labor disruptions; new capacity in the marketplace; longer ocean transit times; strong e-commerce demand in the air market; changing de minimis laws; and volatile rates. Future financial performance could differ materially because of factors such as: our ability to secure higher air tonnage and ocean volumes; our ability to carefully add headcount and keep other costs in check while continuing to generate efficiency that meets our historical expectations; the alignment of our variable compensation structure with performance; our ability to enhance and bolster our network security; that management is able to grow the business and explore new areas for profitable growth; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. Geo-political risks, port actions and other labor disruptions, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

Expeditors International of Washington, Inc.

Fourth quarter 2024 Earnings Release, February 18, 2025

Financial Summary for the three and twelve months ended December 31, 2024 and 2023 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended December 31,			Twelve months ended December 31,
	2024	2023	% Change	2024	2023	% Change
Revenues	$2,954,705	$2,277,768	30%	$10,600,515	$9,300,110	14%
Directly related cost of transportation and other expenses [1]	$2,020,066	$1,513,604	33%	$7,186,718	$6,054,000	19%
Salaries and other operating expenses [2]	$633,535	$564,766	12%	$2,372,474	$2,306,177	3%
Operating income	$301,104	$199,398	51%	$1,041,323	$939,933	11%
Net earnings attributable to shareholders	$235,878	$158,719	49%	$810,073	$752,883	8%
Diluted earnings attributable to shareholders per share	$1.68	$1.09	54%	$5.72	$5.01	14%
Basic earnings attributable to shareholders per share	$1.69	$1.09	55%	$5.75	$5.05	14%
Diluted weighted average shares outstanding	139,992	145,891		141,722	150,186
Basic weighted average shares outstanding	139,357	144,979		140,992	149,141

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and twelve months ended December 31, 2024 we repurchased 2.0 million and 7.1 million shares of common stock at an average price of $120.14 and $119.47 per share, respectively. During the three and twelve months ended December 31, 2023 we repurchased 1.6 million and 12.1 million shares of common stock at an average price of $119.22 and $114.68 per share, respectively. In addition, during 2024 and 2023, we paid cash dividends of $1.46 and $1.38 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2024	2023
North America	6,999	6,864
Europe	3,882	3,791
North Asia	2,280	2,260
South Asia	1,827	1,693
Middle East, Africa and India	1,389	1,428
Latin America	796	750
Information Systems	1,326	1,265
Corporate	418	401
Total	18,917	18,452

	Fourth quarter year-over-year percentage increase (decrease):
	Airfreight kilos	Ocean freight FEU
2024
October	12%	11%
November	11%	18%
December	10%	14%
Quarter	11%	14%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 21, 2025 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2024	December 31, 2023
Assets:
Current Assets:
Cash and cash equivalents	$1,148,320	$1,512,883
Accounts receivable, less allowance for credit loss of $6,878 and $6,550 at December 31, 2024 and 2023, respectively	1,997,840	1,532,599
Deferred contract costs	349,343	218,807
Other	164,272	170,907
Total current assets	3,659,775	3,435,196
Property and equipment, less accumulated depreciation and amortization of $615,533 and $597,473 at December 31, 2024 and 2023, respectively	449,404	479,225
Operating lease right-of-use assets	551,652	516,280
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	70,671	63,690
Other assets, net	15,029	21,491
Total assets	$4,754,458	$4,523,809
Liabilities:
Current Liabilities:
Accounts payable	$1,036,749	$860,856
Accrued expenses, primarily salaries and related costs	451,921	447,336
Contract liabilities	441,927	280,909
Current portion of operating lease liabilities	106,736	99,749
Federal, state and foreign income taxes	29,140	15,562
Total current liabilities	2,066,473	1,704,412
Noncurrent portion of operating lease liabilities	462,201	427,984
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 138,003 shares and 143,866 shares at December 31, 2024 and 2023, respectively	1,380	1,439
Additional paid-in capital	—	—
Retained earnings	2,455,132	2,580,968
Accumulated other comprehensive loss	(233,500)	(192,057)
Total shareholders’ equity	2,223,012	2,390,350
Noncontrolling interest	2,772	1,063
Total equity	2,225,784	2,391,413
Total liabilities and equity	$4,754,458	$4,523,809

18-February-2025	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenues:
Airfreight services	$1,063,026	$866,122	$3,669,673	$3,246,527
Ocean freight and ocean services	908,435	511,854	3,148,514	2,363,243
Customs brokerage and other services	983,244	899,792	3,782,328	3,690,340
Total revenues	2,954,705	2,277,768	10,600,515	9,300,110
Operating Expenses:
Airfreight services	808,437	639,725	2,731,552	2,347,293
Ocean freight and ocean services	681,021	357,788	2,356,952	1,634,947
Customs brokerage and other services	530,608	516,091	2,098,214	2,071,760
Salaries and related	472,753	409,605	1,762,654	1,700,516
Rent and occupancy	59,140	58,134	241,013	232,358
Depreciation and amortization	15,176	21,386	61,090	67,760
Selling and promotion	10,965	9,066	33,331	27,913
Other	75,501	66,575	274,386	277,630
Total operating expenses	2,653,601	2,078,370	9,559,192	8,360,177
Operating income	301,104	199,398	1,041,323	939,933
Other Income (Expense):
Interest income	10,007	16,728	46,706	70,451
Other, net	2,172	250	6,771	4,644
Other income (expense), net	12,179	16,978	53,477	75,095
Earnings before income taxes	313,283	216,376	1,094,800	1,015,028
Income tax expense	77,127	57,231	283,167	263,249
Net earnings	236,156	159,145	811,633	751,779
Less net earnings (losses) attributable to the noncontrolling interest	278	426	1,560	(1,104)
Net earnings attributable to shareholders	$235,878	$158,719	$810,073	$752,883
Diluted earnings attributable to shareholders per share	$1.68	$1.09	$5.72	$5.01
Basic earnings attributable to shareholders per share	$1.69	$1.09	$5.75	$5.05
Weighted average diluted shares outstanding	139,992	145,891	141,722	150,186
Weighted average basic shares outstanding	139,357	144,979	140,992	149,141

18-February-2025	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Operating Activities:
Net earnings	$236,156	$159,145	$811,633	$751,779
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,991	1,627	3,447	3,943
Deferred income tax expense (benefit)	542	(14,974)	(5,138)	(22,916)
Stock compensation expense	16,528	11,437	64,364	58,399
Depreciation and amortization	15,176	21,386	61,090	67,760
Other, net	(7,391)	2,065	(3,359)	8,461
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	116,178	(55,481)	(531,616)	573,724
(Decrease) increase in accounts payable and accrued expenses	(143,508)	11,645	259,310	(300,345)
Decrease (increase) in deferred contract costs	69,292	8,082	(147,685)	36,952
(Decrease) increase in contract liabilities	(75,349)	(6,527)	179,553	(40,076)
Increase (decrease) in income taxes payable, net	13,225	20,445	26,388	(77,298)
Increase (decrease) in other, net	6,876	(497)	5,374	(7,192)
Net cash from operating activities	249,716	158,353	723,361	1,053,191
Investing Activities:
Purchase of property and equipment	(10,051)	(10,714)	(40,466)	(39,314)
Other, net	5	90	(57)	(119)
Net cash from investing activities	(10,046)	(10,624)	(40,523)	(39,433)
Financing Activities:
(Payments) proceeds on borrowing on lines of credit	(14,520)	739	(20,058)	(5,944)
Proceeds from issuance of common stock	1,523	4,584	69,257	84,889
Repurchases of common stock	(252,206)	(193,592)	(855,061)	(1,392,886)
Dividends Paid	(101,449)	(99,766)	(204,087)	(202,029)
Payments for taxes related to net share settlement of equity awards	—	(5)	(15,348)	(19,506)
Distributions to noncontrolling interest	—	(1,089)	—	(1,089)
Net cash from financing activities	(366,652)	(289,129)	(1,025,297)	(1,536,565)
Effect of exchange rate changes on cash and cash equivalents	(17,871)	14,855	(22,104)	1,559
Change in cash and cash equivalents	(144,853)	(126,545)	(364,563)	(521,248)
Cash and cash equivalents at beginning of period	1,293,173	1,639,428	1,512,883	2,034,131
Cash and cash equivalents at end of period	$1,148,320	$1,512,883	$1,148,320	$1,512,883
Taxes Paid:
Income taxes	$60,521	$50,321	$257,170	$356,380

18-February-2025	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2024:
Revenues	$866,606	97,443	63,212	837,644	430,161	459,487	201,591	(1,439)	2,954,705
Directly related cost of transportation and other expenses[1]	$462,106	48,715	38,336	681,226	341,281	296,273	152,643	(514)	2,020,066
Salaries and related	$257,491	20,110	10,806	44,814	29,542	88,369	21,621	—	472,753
Operating income	$137,866	12,068	5,005	68,483	33,733	31,056	12,892	1	301,104
Identifiable assets at period end	$2,565,372	171,872	104,172	582,331	338,759	753,064	270,356	(31,468)	4,754,458
Capital expenditures	$6,474	221	104	317	1,301	1,117	517	—	10,051
Depreciation and amortization	$9,153	519	258	1,067	547	2,704	928	—	15,176
Equity	$1,500,901	43,155	42,535	228,747	119,823	174,536	156,748	(40,661)	2,225,784
For the three months ended December 31, 2023:
Revenues	$775,382	109,933	45,350	573,020	234,260	422,340	118,670	(1,187)	2,277,768
Directly related cost of transportation and other expenses[1]	$422,015	68,096	27,237	461,029	175,214	276,161	84,391	(539)	1,513,604
Salaries and related	$224,243	17,770	9,117	35,864	23,404	82,720	16,487	—	409,605
Operating income (loss)	$100,652	7,492	690	44,893	16,260	25,848	3,572	(9)	199,398
Identifiable assets at period end	$2,595,576	174,509	109,380	449,529	237,470	721,259	256,199	(20,113)	4,523,809
Capital expenditures	$8,016	315	82	424	227	1,142	508		10,714
Depreciation and amortization	$15,401	475	281	1,106	460	2,876	787		21,386
Equity	$1,774,874	19,222	54,581	158,329	103,573	167,141	154,038	(40,345)	2,391,413

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2024:
Revenues	$3,251,998	429,280	214,999	2,934,353	1,391,131	1,700,919	683,191	(5,356)	10,600,515
Directly related cost of transportation and other expenses[1]	$1,733,087	248,425	126,413	2,383,627	1,098,448	1,092,478	506,482	(2,242)	7,186,718
Salaries and related	$974,911	79,481	38,337	158,201	106,183	329,757	75,784	—	1,762,654
Operating income	$479,442	41,511	18,795	238,203	102,233	112,565	48,554	20	1,041,323
Identifiable assets at period end	$2,565,372	171,872	104,172	582,331	338,759	753,064	270,356	(31,468)	4,754,458
Capital expenditures	$24,249	2,393	487	1,250	4,239	5,977	1,871		40,466
Depreciation and amortization	$36,240	2,120	1,104	5,032	2,016	11,277	3,301		61,090
Equity	$1,500,901	43,155	42,535	228,747	119,823	174,536	156,748	(40,661)	2,225,784
For the twelve months ended December 31, 2023:
Revenues	$3,311,327	436,331	197,344	2,180,808	865,261	1,808,624	505,194	(4,779)	9,300,110
Directly related cost of transportation and other expenses[1]	$1,809,526	270,080	117,376	1,700,025	612,606	1,200,753	345,873	(2,239)	6,054,000
Salaries and related	$946,527	76,398	37,689	145,166	95,895	329,403	69,438	—	1,700,516
Operating income	$463,804	23,014	10,373	207,709	76,885	114,536	43,611	1	939,933
Identifiable assets at period end	$2,595,576	174,509	109,380	449,529	237,470	721,259	256,199	(20,113)	4,523,809
Capital expenditures	$23,845	1,247	442	1,534	971	7,830	3,445	—	39,314
Depreciation and amortization	$44,039	1,879	1,123	4,597	1,940	11,313	2,869	—	67,760
Equity	$1,774,874	19,222	54,581	158,329	103,573	167,141	154,038	(40,345)	2,391,413

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

18-February-2025	Expeditors International of Washington, Inc.	Page 7 of 7